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                                                                    Exhibit 3.34

Companies (Victoria) Code
-------------------------

                           A COMPANY LIMITED BY SHARES
                           ---------------------------

                            MEMORANDUM OF ASSOCIATION
                            -------------------------

                                     - of -

                                 DATAKEY ALCATEL
                                 ---------------

1. The Company is incorporated pursuant to the Companies (Victoria) Code ("the Code").

2.   The name of the Company is DATAKEY ALCATEL ("the Company")

3. Subject to any restriction or prohibition contained in this Memorandum or the Articles of Association, the Company shall have the rights, powers and privileges granted by Section 67 of the Code, or any subsequent amendment or re-enactment of that Section.

          [OR (if the Company requires objects)].

4.   The liability of the members is limited.

5. The share capital of the Company is Ten thousand dollars ($10,000.00) divided into 10,000 shares of One dollar ($1.00) each. The Company shall have power to increase or reduce its capital for the time being and to divide the shares in the capital for the time being into several or different classes and to issue any part or parts of the capital for the time being with such preferred deferred qualified guaranteed or other special rights privileges conditions restrictions or limitations whether in regard to dividend voting return of capital distribution of assets or otherwise howsoever as may from time to time be determined in accordance with the Articles of Association for the time being of the Company. The rights for the time being attached to any class or classes of shares may be varied or abrogated subject to the requirements of the Code in the manner provided in the Articles of Association for the time being of the Company.

6. The Company is a proprietary company and accordingly the following provisions shall apply:

(1) The right to transfer any share or shares of the Company is restricted in the manner provided by the Articles of Association;

(2) The number of members of the Company is limited to not more than fifty (counting joint holders of shares as one person and not counting any person in the employment of the Company or of its subsidiary or any person who, while previously in the employment of the Company or of its subsidiary was, and thereafter has continued to be, a member of the Company);

(3) The Company shall not make any invitation to the public to subscribe for, or any offer to the public to accept subscriptions for, any shares in, or debentures of, the Company; and

(4) The Company shall not make any invitation to the public to deposit money with, or any offer to the public to accept deposits of money with, the Company for fixed periods or payable at call, whether bearing or not bearing interest.

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     WE the several persons whose names, addresses and occupations are subscribed are desirous of being formed into a Company in pursuance of this Memorandum of Association and respectively agree to take the number of shares in the capital of the Company set out opposite our respective names.


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                            Companies (Victoria) Code
                            -------------------------

                             ARTICLES OF ASSOCIATION
                             -----------------------

                                     - of -

                                 DATAKEY ALCATEL
                                 ---------------

                                 INTERPRETATION
                                 --------------

1. (a) The regulations contained in Table "A" in the Third Schedule to the Companies (Victoria) Code shall not apply to this Company.

     (b)  In these Articles:

          "the Code" means the Companies (Victoria) Code;

          "representative" means a person appointed by a Corporation pursuant to sub-Section 244(3) of the Code;

          "the seal" means the common seal of the Company and includes any official seal of the Company;

          "secretary" means any person appointed to perform the duties of a secretary of the Company;

          "State" means the State of Victoria.

     (c) Section 40 of the Companies and Securities (Interpretation and Miscellaneous Provisions) (Victoria) Code applies in relation to these Articles as if they were an instrument made by an authority under a power conferred by the Code as in force on the date on which these Articles became binding on the Company.

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     (d)  An expression used in a particular Part or Division of the Code that is given by that Part or Division a special meaning for the purposes of that Part or Division has, in any of these Articles that deals with a matter dealt with by that Part or Division, unless the contrary intention appears, the same meaning as in that Part or Division.

     (e) Notwithstanding anything in this Article to the contrary, words or expressions contained in these Articles shall be interpreted in accordance with the provisions of the Code, the Companies and Securities (Interpretation and Miscellaneous Provisions) (Victoria) Code and, except where its provisions are expressly excluded or where to do so would give rise to an inconsistency, the Acts Interpretation Act, 1958 to the extent that the aforesaid provisions remain in force at the date on which these Articles became binding on the Company.

                      SHARE CAPITAL AND VARIATION OF RIGHTS
                      -------------------------------------

2. (a) The Capital of the Company is Ten Thousand Dollars ($10,000.00) divided into Seven Thousand Six Hundred (7,600) "A" Class ordinary shares of $1.00 each (which shall include the shares issued to the subscribers) and Two Thousand Four Hundred (2,4000) "B" Class ordinary shares of $1,00 each.

     (b) The unissued ordinary shares shall be under the control of the Directors but before issue shall be offered in the manner set out in
          Article 42 hereof to such persons as at the date of the offer are entitled to receive notices from the Company of General Meetings in proportion to their

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          shareholdings as in the said Article provided and so that the remaining provisions of the said Article shall apply to the shares the subject of the offer.

     (c) Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, but subject to the Code, shares in the Company may be issued by the directors and any such share may be issued with such preferred, deferred, or other special rights or such restrictions whether with regard to dividend, voting, return of capital, or otherwise, as the directors, subject to any resolution, determine."

3. Subject to the Code, any preference shares may, with the sanction of a resolution, be issued on the terms that they are, or at the option of the Company are liable, to be redeemed.

4. If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of three-quarters of the issued shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class. The provisions of these Articles relating to general meetings apply so far as they are capable of application and mutatis mutandis to every such separate meeting except that the necessary quorum shall be two persons who, between them, hold or represent by proxy one-third of the issued shares of the class and that any holder of shares of the class, present in person or by proxy, may demand a poll.

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5.   The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking equally with the first-mentioned shares.

6. The Company may exercise the power to pay commissions conferred by the Code, provided that the rate per cent or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the Code and the commission shall not exceed the rate of 10 per cent of the price at which the shares in respect of which the commission is paid are issued. Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

7. Except as required by law, no persons shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice of the interest or right concerned) any equitable, contingent, future, or partial interest in any share or unit of a share or (except only as by these Articles or by law otherwise provided) any other right in respect of a share except an absolute right of ownership in the registered holder.

8. Every person whose name is entered as a member in the register of members shall be entitled without payment to receive a certificate in respect of the share under the seal of the Company in accordance with the Code but, in respect of a share or shares held jointly by several persons, the Company shall not be bound to issue

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     more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

                                      LIEN
                                      ----

9. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all money (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first and paramount lien on all shares (other than fully paid shares) registered in the name of a sole holder for all money presently payable by him or his estate to the Company; but the directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien, if any, on a share shall extend to all dividends payable thereon.

10. The Company may sell, in such manner as the directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing setting out, and demanding payment of, such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or bankruptcy.

11. To give effect to any such sale the directors may authorise some person to transfer the shares sold to the purchaser thereof. The Company shall register the purchaser as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in connection with the sale.

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12.  The proceeds of a sale mentioned in Articles 10 and 11 shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue (if any) shall (subject to any like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

                                 CALLS ON SHARES
                                 ---------------

13. The directors may make calls upon the members in respect of any money unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the terms of issue thereof made payable at fixed times, and each member shall (subject to receiving at least fourteen days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the directors may determine.

14. A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed and may be required to be paid by installments.

15. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

16. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding 20 per cent per annum as the directors determine, but the directors shall be at liberty to waive payment of that interest wholly or in part.

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17.  Any sum that, by the terms of issue of a share, becomes payable on allotment or at a fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these regulations be deemed to be a call duly made and payable on the date on which by the terms of issue the sum becomes payable, and in case of non-payment, all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture, or otherwise shall apply as if the sum had become payable by virtue of a call duly made and notified.

18. The directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

19. The directors may accept from a member the whole or a part of the amount unpaid upon any shares held by him although no part of that amount has been called up and upon the whole or any part of the amount so accepted may (until the amount becomes payable) authorise payment by the Company of interest at such rate not exceeding (unless the Company has, by resolution, determined a different rate) 20 per cent per annum as is agreed upon between the directors and the member paying the sum.

                               TRANSFER OF SHARES
                               ------------------

20. Subject to these Articles, a member may transfer all or any of his shares by instrument in writing in any usual or common form or in any other form that the directors approve. The instrument shall be executed by or on behalf of both the transferor and the transferee; and the transferor shall remain the holder of the shares transferred until the transfer is registered and the name of the transferee is entered in the register of members in respect of the shares.

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21.  The instrument of transfer must be left for registration at the registered office of the Company, together with such fee (if any) not exceeding $1.00 as the directors require, accompanied by the certificate of the shares to which it relates and such other information as the directors properly require to show the right of the transferor to make the transfer, and thereupon the Company shall, subject to the powers vested in the directors by these Articles, register the transferee as a shareholder.

22. The directors may, in their absolute discretion, refuse to register a transfer (whether voluntary or by operation of law) of any share or shares, without being bound to assign any reason for such refusal.

23. (a) Except as hereinafter provided no shares in the Company shall be transferred unless and until the rights of pre-emption hereinafter conferred shall have been exhausted.

     (b) Every member, or other person referred to in Article 26, who intends to transfer shares (hereinafter called "the vendor") shall give notice in writing to the board of his intention. That notice shall constitute the board his agent for the sale of the said shares in one or more lots, at the discretion of the board to members of the Company at a price to be agreed upon by the vendor and the board or in case of difference at the price which the auditor of the Company for the time being (if any) or, if there shall be no auditor of the Company, a chartered accountant nominated for the purpose by the State President for the time being of the Institute of Chartered Accountants in Australia (Victorian Branch), shall certify by writing under his hand to

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          be in his opinion the fair selling value thereof as between a willing vendor and a willing purchaser.

     (c) Upon the price being fixed as aforesaid the board shall forthwith give notice to all the members of the Company of the numbers and price of the shares to be sold and invite each of them to state in writing within twenty-one days from the date of the said notice whether he is willing to purchase any and if so what maximum number of the said shares.

     (d) At the expiration of the said twenty-one days the board shall allocate the said shares to or amongst the members or member who shall have expressed their or his willingness to purchase as aforesaid and (if more than one) so far as may be pro rata according to the number of shares already held by them respectively provided that no member shall be obliged to take more than the said maximum number of shares so notified by him as aforesaid. Upon such allocation being made the vendor shall be bound on payment of the said price to transfer the shares to the purchaser or purchasers. If he makes default in so doing the chairman for the time being of the directors of the Company or failing him one of the directors duly nominated by resolution of the board for that purpose shall forthwith be deemed to be duly appointed attorney of the vendor with the full power to execute complete and deliver in the name and on behalf of the vendor a transfer of the shares to the purchasing member and the board may receive and give a good discharge for the purchase money on behalf of the vendor and enter the name of the purchaser in the register of members as holder by transfer of the said shares purchased by him.

     (e) In the event of the whole of the said shares not being sold under sub-clause (d) hereof the vendor may at any time (within six months) after the expiration of the said twenty-one days transfer the shares not so sold to any person (subject to Article 22 hereof) and at any price.

     (f) Sub-clauses (a), (b), (c), (d) and (e) hereof shall not apply to a transfer:

          (i) by a subscriber to the Memorandum of Association of the share for which he subscribed;

          (ii) to a transfer to a person who is already a member of the Company;

          (iii) to a transfer merely for the purpose of effectuating the appointment of new trustees;

          (iv) to a transfer by personal representatives to a legatee under the will of a deceased member;

          (v) to the persons beneficially entitled thereto upon the distribution of the estate of a deceased member; or

          (vi) to a transfer by a trustee to a beneficiary, provided that it is proved to the satisfaction of the board that the transfer bona fide falls within one of these exceptions.

24. The registration of transfers may be suspended at such times and for such periods as the directors from time to time determine not exceeding in the whole thirty days in any year.

                             TRANSMISSION OF SHARES
                             ----------------------

25. In the case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the legal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of a share that had been jointly held by him with other persons.

26. (a) Subject to the Bankruptcy Act 1966, a person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such information being produced as is properly required by the directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some other person nominated by him registered as the transferee of the share.

     (b) If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

     (c) If he elects to have another person registered, he shall execute a transfer of the share to that other person.

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27.  All the limitations, restrictions, and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any notice or transfer referred to in Article 26 as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

28. Where the registered holder of any share dies or becomes bankrupt, his personal representative or the trustee of his estate, as the case may be is, upon the production of such information as is properly required by the directors, entitled to the same dividends and other advantages, and to the same rights (whether in relation to meetings of the Company, or to voting or otherwise), as the registered holder would have been entitled to if he had not died or become bankrupt; and where two or more persons are jointly entitled to any share in consequence of the death of the registered holder, they shall, for the purposes of these Articles, be deemed to be joint holders of the share.

                              FORFEITURE OF SHARES
                              --------------------

29. If a member fails to pay a call or instalment of a call on the day appointed for payment thereof, the directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest that has accrued.

30. The notice shall name a further day (not earlier than the expiration of fourteen days from the date of service of the notice) on or before which the payment required by the notice is to be made and shall state that, in the event of non-

                                       12

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     payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

31. If the requirements of a notice served under Article 29 are not complied with, any share in respect of which the notice has been given may at any time thereafter before the payment required by the notice has been made, be forfeited by a resolution of the directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

32. A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit, and, at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the directors think fit.

33. A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but remains liable to pay to the Company all money which, at the date of forfeiture, was payable by him to the Company in respect of the shares (together with interest at the rate of 15 per cent per annum from the date of forfeiture on the money for the time being unpaid if the directors think fit to enforce payment of such interest), but his liability shall cease if and when the Company receives payment in full of all the money (including interest) so payable in respect of the shares.

34. A statement in writing that the person making the statement is a director or the Secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the statement, is prima facie evidence of the facts therein stated as against all persons claiming to be entitled to the share.

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35.  The Company may receive the consideration, if any, given for a forfeited share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and the transferee shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of any money paid as consideration, nor shall his title to the share be affected by any irregularity or invalidity in connecxion with the forfeiture, sale, or disposal of the share.

36. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum that, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if that sum had been payable by virtue of a call duly made and notified.

                         CONVERSION OF SHARES INTO STOCK
                         -------------------------------

37. The Company may, by resolution, convert all or any paid up shares into stock and reconvert any stock into paid up shares of any nominal value.

38. Where shares have been converted into stock, the provisions of these Articles relating to the transfer of shares apply, so far as they are capable of application, to the transfer of the stock or of any part of the stock; but the directors may fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum, but the minimum shall not exceed the aggregate of the nominal values of the shares from which the stock arose.

39. The holders of stock have, according to the amount of stock held by them, the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters as they would have if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the Company and in the property of the Company on winding up) shall be conferred by any amount of stock that would not, if existing in shares, have conferred that privilege or advantage.

40. Such of these Articles as are applicable to paid-up shares shall apply to stock, and the words "share" and "shareholder" therein shall include "stock" and "stockholder" respectively.

                              ALTERATION OF CAPITAL
                              ---------------------

41.  The Company may by resolution:

     (a) increase its authorised share capital by the creation of new shares of such amount as is specified in the resolution;

     (b) consolidate and divide all or any of its authorised share capital into shares of larger amount than its existing shares;

     (c) subdivide its shares or any of them into shares of smaller amount than is fixed by the memorandum but so that in the subdivision the proportion between the amount paid and the amount (if any) unpaid on each such share of a smaller amount shall be the same as it was in the case of the share from which the share of a smaller amount is derived; and

     (d) cancel shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person or which have been forfeited and reduce its authorised share capital by the amount of the shares so cancelled.

42. (a) Save for the shares deemed by virtue of Section 113(6) of the Code to have been allotted to the subscribers to the Memorandum of Association on the date of incorporation of the Company, and the first shares which the directors resolve to allot following that date, all unissued shares of the initial capital of the Company shall before issue be offered to such persons as at the date of the offer are members of the Company in proportion to that amount of existing shares to which they are entitled and for this purpose "A" Class ordinary shares hall be offered to the holders of the "A" Class ordinary shares and "B" Class ordinary shares shall be offered to the holders of the "B" Class ordinary shares. The offers shall be made by notice specifying the number of shares offered and limiting the time (not less than 90 days) within which the offer if not acceptable will be deemed to be declined and after the expiration of that period those shares shall be offered on the same terms in proportion to their existing holdings to the other holders of shares of the sane class who have accepted an offer in respect of shares offered to them.

     (b) All new shares shall be divided into "A" Class ordinary shares and "B" Class ordinary shares in the proportions of nineteen as to six and shall for issue be offered to the same persons in a like manner as set out in paragraph (a) preceding.

     (c) Any shares proposed to be offered under paragraphs (a) or (b) preceding and not accepted by the person to whom the same shall be offered or by a person holding shares of the same class shall be offered proportionally to the holders of the shares of the other class.

     (d) Any shares not accepted as aforesaid may be disposed of by resolution of the directors in such manner as they think most beneficial of the Company.

43. Subject to the Code, the Company may, by special resolution, reduce its share capital, any capital redemption reserve fund or any share premium account.

                                GENERAL MEETINGS
                                ----------------

44. An annual general meeting of the Company shall be held in accordance with the provisions of the Code.

45. Any director may whenever he thinks fit convene a general meeting, and general meetings may be convened by any one member.

46. Subject to the provisions of the Code relating to special resolutions and agreements for shorter notice, fourteen days notice at the least (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which notice is given) specifying the place, the day and the hour of the meeting shall be given to such persons as are entitled to receive such notices from the Company.

47. The notice referred to in Article 46 shall state the general nature of the business to be transacted at the meeting. It shall not be necessary for a notice of an annual general meeting to state that the business to be transacted at the meeting includes the declaring of a dividend, the consideration of accounts and the reports of the directors and auditors, the election of directors in the place of those retiring or the appointment and fixing of the remuneration of the auditors.

                         PROCEEDINGS AT GENERAL MEETINGS
                         -------------------------------

48. No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Save as herein otherwise provided, two members present in person shall be a quorum. For the purposes of this Article "member" includes a person attending as a proxy or as representing a corporation that is a member.

49. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week at the same time and place, or to such other day and at such other time and place as the directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the meeting shall be dissolved.

50. The Chairman, if any, of the Board of directors shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he is not present within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act, the members present shall elect one of their number to be chairman of the meeting.

51. The Chairman may, with the consent of any meeting at which a quorum is present and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

52. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:

     (a)  by the Chairman;

     (b) by one member present in person or by representative proxy or attorney.

     Unless a poll is so demanded a declaration by the Chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company, is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

     The demand for a poll may be withdrawn.

53. If a poll is duly demanded, it shall be taken in such manner and either at once or after an interval or adjournment or otherwise as the Chairman directs, and the result of the poll shall be the resolution of the meeting at which the poll was demanded, but a poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.

54. In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded, in addition to his deliberative vote (if any), has a casting vote.

55. Any resolution (not required by the Code to be dealt with in general meeting) of the Company determined without any general meeting and evidenced by writing under the hands of all the directors and of members of the Company holding three-fourths of the issued shares of the Company shall be as valid and effectual as a resolution duly passed at a general meeting of the company.

56. Subject to any rights or restrictions for the time being attached to any class or classes of shares, at meetings of members or classes of members each member entitled to vote may vote in person or by representative proxy or attorney and on a show of hands every person present who is a member or a representative of a member shall have one vote, and on a poll every member present in person or by representative proxy or attorney shall have one vote for each share he holds.

57. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by representative proxy or attorney, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members.

58. if a member is of unsound mind or is a person whose person or estate is liable to be dealt with in any way under the law relating to mental health, his committee or trustee or such other person as properly has the management of his estate may exercise any rights of the member in relation to a general meeting as if the committee, trustee or other person were the member.

59. No member shall be entitled to vote at a general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

60. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objections made in due time shall be referred to the Chairman of the meeting, whose decision is final.

61. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy may but need not be member of the Company. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll. The instrument appointing a proxy may specify the manner in which the proxy is to vote in respect of a particular resolution and, where an instrument of proxy so provides, the proxy is not entitled to vote on the resolution except as specified in the instrument.

62. The instrument appointing a proxy shall be in the following form or in a form as near thereto as circumstances admit:

     I/WE_______________________________________________________________________
     of_________________________________________________________________________
     being a member/members of_____________hereby appoint_______________________
     _________________________________of________________________________________
     or, in his absence,________________________________________________________
     _______________________________________as my/our proxy to vote for_________
     me/us on my/our behalf at the *annual general meeting/general meeting of the Company, to be held on the____day______________________________________
     of_________19 , and at any adjournment thereof.

     SIGNED this ___ day of_____19

     **This form is to be used *in favour of the resolution.
                                -----------
                                  against
     *  Strike out whichever is not desired.
     ** To be inserted if desired.

63.

64.

65.

66.  (a)

          that class may from time to time appoint another director in place of any director so removed or of any director so appointed who may die or resign or vacate office under these Articles.

     (b) Every such appointment or removal shall made by instrument or a number of instruments signed by or on behalf of the holders of the majority of the shares of the class and shall be effective as soon as communicated to the Company be letter, telegram, telex or facsimile machine.

67.  A director shall not be required to hold any share qualification.

68. The remuneration of the directors shall from time to time be determined by the Company in general meeting. The remuneration shall be deemed to accrue from day to day. Every director shall be entitled to be paid out of the funds of the Company all hotel, travelling and other expenses which he shall be authorised by the directors to incur.

69. In addition to the circumstances in which the office of a director becomes vacant by virtue of the Code, the office of a director shall ipso facto become vacant if the director:

     (a) becomes an insolvent under administration, as that term is defined in Sub-section 5(1) of the Code;

     (b) becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;

     (c) is convicted of an offence referred to in Sub-section 227(2) of the Code;

     (d) by notice in writing to the Company resigns his office or is removed from office under these Articles; or

     (e) becomes prohibited from being a director by reason of an order made under the Code.

     (f)  if he is removed as a director under the provisions of Article 66(a).

70. Subject always to the provisions of the Code and to the fullest extent legally permissible it is expressly intended and agreed and provided that no director shall be disqualified by his office from contracting or entering into any arrangement or understanding with the Company either as vendor purchaser or otherwise or from becoming or remaining a director of any other company promoted by the Company or in which the Company may be directly or indirectly interested as a vendor, shareholder or otherwise nor shall any such contract, arrangement or understanding nor any contract or agreement entered into by or on behalf of the Company with any corporation or partnership of or in which any director shall be a director member or otherwise directly or indirectly interested be avoided nor shall any director so contracting or entering into any such arrangement or understanding or being such director, member or otherwise directly or indirectly so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such director holding that office or of the fiduciary relationship thereby established but the nature of his interest must be declared by him at the meeting of the directors at which any such contract or arrangement is determined on as required by the Code. A director shall be entitled to vote at any meeting of directors in respect of any contract, agreement, arrangement, understanding, matter or thing in which he is directly or indirectly interested and notwithstanding any office, position or any fiduciary or other relationship held by or affecting such director and he shall be entitled to be counted in the quorum at any meeting at which any such contract, agreement, arrangement, understanding, matter or thing is considered and he may, notwithstanding such interest, office, position, fiduciary or other relationship held by or affecting him, attest the affixing of the seal to any such contract, agreement, or other document relating to any such contract, agreement, arrangement, understanding, matter or thing. Without prejudice to the generality of the foregoing, the directors or any of them may lend money to the Company at interest with or without security or may for a commission or profit guarantee the repayment of any moneys borrowed by the Company and underwrite or guarantee the subscription of shares or securities of this or any corporation in which the Company may be directly or indirectly interested without being disqualified in respect of his office as a director or a promoter or otherwise and without being liable to account to the Company for any such commission or profit. A director may hold any other office (except that of auditor or receiver and manager of the Company's property) under the Company in conjunction with the office of director and on such terms as to remuneration and otherwise as the directors may determine.

71. Subject to the Code and to the provisions of these Articles, the Company may from time to time by resolution appoint any person a director of the Company.

72. Subject to the Code and to the provisions of these Articles and of any agreement for the time being subsisting, the Company may from time to time by resolution remove any director from office.

73. The directors shall have power at any time to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing directors, but so that the total number of directors shall not at any time exceed the number determined in accordance with these Articles.

74. In the event of a vacancy or vacancies in the office of a director or offices of directors, the remaining directors may act but, if the number of remaining directors is not sufficient to constitute a quorum at a meeting of directors, they may act only for the purpose of increasing the number of directors to a number sufficient to constitute such a quorum or of convening a general meeting of the Company.

75. Subject to the Code and to the provisions of these Articles, the business of the Company shall be managed by the directors, who may pay all expenses incurred in promoting and forming the Company, and may exercise all such powers of the Company as are not, by the Code or by these Articles, required to be exercised by the Company in general meeting.

76. Without limiting the generality of Article 75, the directors may exercise all the powers of the Company to borrow money, to charge any property or business of the Company or all or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person.

77. The directors may exercise all the powers of the Company in relation to any official seal for use outside the State and in relation to branch registers.

78. The directors may, by power of attorney, appoint any person or persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with the attorney as the directors think fit and may also authorise the attorney to delegate all or any of the powers, authorities and discretions vested in him.

79. All cheques, promissory notes, bankers drafts, bills of exchange and other negotiable instruments, and all receipts for money paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, by any two directors or in such other manner as the directors determine.

80.  The directors shall cause minutes to be made in books kept for that purpose
     -

     (a)  of all appointments of officers;

     (b) of names of directors present at all meetings of the Company and of the directors; and

     (c) of all proceedings at all meetings of the Company and of the directors within one month after the relevant meeting is held.

     Such minutes shall be signed by the Chairman of the meeting at which the proceedings were held or by the Chairman of the next succeeding meeting.

                            PROCEEDINGS OF DIRECTORS
                            ------------------------

81. The directors may meet together for the despatch of business and adjourn and otherwise regulate their meetings as they think fit. A director may at any time, and the Secretary shall on the requisition of a director, convene a meeting of the directors.

82. Subject to these Articles, questions arising at a meeting of directors shall be decided by a majority of votes of directors present and voting and any such decision shall for all purposes be deemed a decision of the directors. In case of an equality of votes, the Chairman of the meeting, in addition to his deliberative vote (if any), has a casting vote.

83. A director may, with the approval of the other directors, appoint a person (whether a member of the Company or not) to be an alternate director in his place during such period as he thinks fit. An alternate director shall be entitled to notice of meetings of the directors and, if the appointor is not present at such a meeting, shall be entitled to attend and vote in his stead, and may exercise any powers that the appointor may exercise and the exercise of any such power by the alternate director shall be deemed to be the exercise of the power by the appointor. An alternate director shall not require any share qualification, and shall ipso facto vacate office if the appointor vacates office as a director or removes the appointee from office. An appointment or removal under this Article shall be effected by notice in writing signed by the director making the same and served on the Company.

84. Until otherwise determined by the Company in general meeting two directors one of whom shall have been appointed by the holders of the "A" Class ordinary shares shall be a quorum for a meeting of directors.

85. The Chairman of meetings of directors shall be a director nominated as such by a majority of the directors appointed by the holders of the "A" Class ordinary shares. Any Chairman so appointed may from time to time be removed as such by a majority of the directors appointed by the holders of the "A" Class ordinary shares. Such majority may from time to time appoint another Chairman in place of the Chairman so removed or a Chairman who may die or resign or who may vacate office under these Articles as a director. If there is no such Chairman elected or if at any meeting the Chairman is not present at the time by the holders of the "A" Class ordinary shares present shall choose one of their number as Chairman of such meeting.

86. The directors may delegate any of their powers to a committee or committees consisting of such of their number as they think fit. A committee to which any powers have been so delegated shall exercise the powers delegated in accordance with any directions of the directors and a power so exercised shall be deemed to have been exercised by the directors.

87. A committee may elect one of their number as Chairman of its meetings; if no such Chairman is elected, or if at any meeting the Chairman is not present within ten minutes after the time appointed for the holding of the meeting or is unwilling to act, the members present may elect one of their number to be a Chairman of the meeting.

88. A committee may meet and adjourn as it thinks proper. Questions arising at a meeting of a committee shall be determined by a majority of votes of the members present and voting, and in the case of an equality of votes, the Chairman, in addition to his deliberative vote (if any), has a casting vote.

89. All acts done by any meeting of the directors or of a committee of directors or by any person acting as a director are, notwithstanding that it is afterwards discovered that there was some defect in the appointment of a person to be a director or a member of the committee, or to act as a director, or that a person so appointed was disqualified, as valid as if the person had been duly appointed and was qualified to be a director or to be a member of the committee.

90. If all the directors have signed a document containing a statement that they are in favour of a resolution of the directors in terms set out in the document, a resolution in those terms shall be deemed to have been passed at a meeting of the directors held on the day on which the document was signed and at the time at which the document was last signed by a director or, if the directors signed the document on different days, on the day on which, and at the time at which, the document was last signed by a director.

     For the purposes of this Article, two or more separate documents containing statements in identical terms each of which is signed by one or more directors shall together be deemed to constitute one document containing a statement in those terms signed by those directors on the respective days on which they signed the separate documents.

     A reference in this Article to all the directors does not include a reference to a director who, at a meeting of directors, would not be entitled to vote on the resolution.

                               MANAGING DIRECTORS
                               ------------------

91. The directors may from time to time appoint one or more of their number to the office of Managing Director for such period and on such terms as they think fit, and, subject to the terms of any agreement entered into in a particular case, may revoke any such appointment. The appointment of a Managing Director shall automatically terminate if he ceases from any cause to be a director.

92. A Managing Director shall, subject to the terms of any agreement entered into in a particular case, receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the directors determine.

93. The directors may confer upon a Managing Director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they think fit, and either concurrently with or to the exclusion of their own powers, and may at any time withdraw, or vary any of those powers so conferred.

                               ASSOCIATE DIRECTORS
                               -------------------

94. The directors may from time to time appoint any person to be an Associate Director and may from time to time terminate any such appointment. The directors may from time to time determine and vary the powers, duties and remuneration of any person so appointed, but a person so appointed shall not be required to hold any shares to qualify him for appointment nor have any right to attend or vote at any meeting of directors except by the invitation and with the consent of the directors.

                                    SECRETARY
                                    ---------

95. A Secretary shall in accordance with the Code be appointed by the directors on such terms and conditions, as to remuneration and otherwise, as they may think fit.

                                      SEAL
                                      ----

96. The directors shall provide for the safe custody of the seal, which shall only be used by the authority of the directors, or of a committee of the directors authorised by the directors to authorise the use of the seal, and every document to which the seal is affixed shall be signed by a director and shall be countersigned by the Secretary or by another director or by some other person appointed by the directors to countersign that document or a class of documents in which that document is included.

                                    ACCOUNTS
                                    --------

97. The directors shall cause such accounting records, as correctly record and explain the transactions of the Company (including any transactions as trustee) and the financial position of the Company, to be kept and shall cause the accounting records to be kept in the manner prescribed by the Code and shall determine whether and to what extent and at what time and place and under what conditions or regulations the accounting and other records of the Company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any account or book or paper of the Company except as provided by law or authorised by the directors or by the Company in general meeting.

                             DIVIDENDS AND RESERVES
                             ----------------------

98. The directors may from time to time declare and pay to the members such dividends as appear to the directors to be justified by the profits of the Company.

99. No dividend shall be paid otherwise than out of profits or shall bear interest against the Company.

100. The directors may, before declaring any dividend, set aside out of the profits of the Company such sums as they think proper as reserves, to be applied, at the direction of the directors, for any purpose for which the profits of the Company may be properly applied, and pending any such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the directors think fit. The directors may carry forward so much of the profits remaining as they consider ought not to be distributed as dividends without transferring those profits to a reserve.

101. Subject to the rights of persons (if any) entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect of which the dividend is paid, but no amount paid or credited as paid on a share in advance of a call shall be taken for the purposes of this Article to be paid or credited as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid, but, if any share is issued on terms providing that it will rank for dividend as from a particular date, that share ranks for dividend accordingly.

102. The directors may deduct from any dividend payable to any member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to shares in the Company.

103. The directors declaring a dividend may, by resolution, direct payment of the dividend wholly or partly by the distribution of specific assets, including paid-up shares in, or debentures of any other corporation, and where any difficulty arises in regard to such a distribution, the directors may settle the matter as they consider expedient and fix the value for distribution of the specific assets or any part thereof and may determine that cash payments will be made to any members on the basis of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as the directors consider expedient.

104. Any dividend, interest or other money payable in cash in respect of shares may be paid by cheque sent through the post directed to the address of the holder as shown in the register of members or, in the case of joint holders, to the address shown in the register of members as the address of the joint holder who is first named in that register; or to such other address as the holder or joint holders in writing directs or direct. Any one of two or more joint holders may give effectual receipts for any dividends, interest or other money payable in respect of the shares held by them as joint holders.

                            CAPITALIZATION OF PROFITS
                            -------------------------

105. The directors may resolve that it is desirable to capitalize any sum, being the whole or a part of the amount for the time being standing to the credit of any reserve account or the profit and loss account or otherwise available for distribution to members, and that that sum be applied, in any of the ways mentioned in this Article for the benefit of members in the proportions to which those members would have been entitled in a distribution of that sum by way of dividend. The ways in which a sum may be applied for the benefit of members under this Article are:

          (i)   in paying up any amounts unpaid on shares held by members;

          (ii) in paying up in full unissued shares or debentures to be issued to members as fully paid; or

          (iii) partly in the one way and partly in the other.

106. The directors shall do all things necessary to give effect to the resolution and, in particular, to the extent necessary to adjust the rights of the members among themselves, may:

     (a) issue fractional certificates or make cash payments in cases where shares or debentures become issuable in fractions; and

     (b) authorise any person to make, on behalf of all the members entitled to any further shares or debentures upon the capitalization, an agreement with the Company providing for the issue to them, credited as fully paid up, of any such further shares or debentures or for the payment up by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalized, and any agreement made under an authority referred to in paragraph (b) is effective and binding on all the members concerned.

                                     NOTICES
                                     -------

107. A notice may be given by the Company to any member either by serving it on him personally or by sending it by post to him at his address as shown in the register of members or to the address supplied by him to the Company for the giving of notices to him. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying, and posting a letter containing the notice, and to have been effected, in the case of a notice of a meeting, on the day after the date of its posting and, in any other case, at the time at which the letter would be delivered in the ordinary course of post.

108. A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.

109. A notice may be given by the Company to a person entitled to a share in consequence of the death or bankruptcy of a member by serving it on him personally or by sending it to him by post addressed to him by name, or by the title of representative of the deceased, or assignee of the bankrupt or by any like description, at the address (if any) within the State supplied for the purpose by the person or, if such an address has not been supplied, at the address to which the notice might have been sent if the death or bankruptcy had not occurred.

110. (1) Notice of every general meeting shall be given in the manner hereinbefore authorised to:

     (a)  every member;

     (b) every person entitled to a share in consequence of the death or bankruptcy of a member who, but for his death or bankruptcy, would be entitled to received notice of the meeting; and

     (c)  the auditor for the time being of the Company.

     (2) No other person shall be entitled to receive notices of general meetings.

                                   WINDING UP
                                   ----------

111. If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company, divide among the members in kind the whole or any part of the property of the Company and may for that purpose set such value as he considers fair upon the property to be so divided and may determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the sanction of a special resolution of the Company, vest the whole or any part of any such property in trustees upon such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no member shall be compelled to assert any shares or other securities in respect of which there is any liability.

                                    INDEMNITY
                                    ---------

112. Every officer, auditor or agent of the Company shall be indemnified out of the property of the Company against any liability incurred by him in his capacity as officer, auditor or agent in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is under the Code granted to him by the Court in relation to any such proceedings.

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SIGNATURE OF SUBSCRIBER                       NAME AND ADDRESS OF WITNESS

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DATED the ___ day of ________ 19